                               RESTATED BYLAWS OF

                                   PRONET INC.









                                                      Effective:  April 17, 1995

                               INDEX TO BYLAWS OF
                                   PRONET INC.


                                    ARTICLE I
                                     OFFICES . . . . . . . . . . . . . . . .   1
Section 1.     Registered Office . . . . . . . . . . . . . . . . . . . . . .   1
Section 2.     Other Offices . . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II
                          MEETINGS OF THE STOCKHOLDERS . . . . . . . . . . .   1
Section 1.     Place of Meetings . . . . . . . . . . . . . . . . . . . . . .   1
Section 2.     Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . .   1
Section 3.     Special Meeting . . . . . . . . . . . . . . . . . . . . . . .   2
Section 4.     Notice of Annual or Special Meeting . . . . . . . . . . . . .   2
Section 5.     Business at Special Meeting . . . . . . . . . . . . . . . . .   2
Section 6.     Quorum of Stockholders. . . . . . . . . . . . . . . . . . . .   2
Section 7.     Act of Stockholders' Meeting. . . . . . . . . . . . . . . . .   2
Section 8.     Voting of Shares. . . . . . . . . . . . . . . . . . . . . . .   3
Section 9.     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 10.    Voting List . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 11.    Order of Business . . . . . . . . . . . . . . . . . . . . . .   4
Section 12.    Notice of Stockholder Business. . . . . . . . . . . . . . . .   4
Section 13.    Action by Written Consent Without a Meeting . . . . . . . . .   5
Section 14.    Notice of Stockholder Nominees. . . . . . . . . . . . . . . .   6

                                   ARTICLE III
                               BOARD OF DIRECTORS. . . . . . . . . . . . . .   8
Section 1.     Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.     Chairman of the Board . . . . . . . . . . . . . . . . . . . .   8
Section 3.     Number of Directors . . . . . . . . . . . . . . . . . . . . .   8
Section 4.     Election and Term . . . . . . . . . . . . . . . . . . . . . .   8
Section 5.     Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 6.     Resignation and Removal . . . . . . . . . . . . . . . . . . .   9

                                   ARTICLE IV
                              MEETINGS OF THE BOARD. . . . . . . . . . . . .   9
Section 1.     First Meeting . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 2.     Regular Meetings. . . . . . . . . . . . . . . . . . . . . . .   9
Section 3.     Special Meetings. . . . . . . . . . . . . . . . . . . . . . .   9
Section 4.     Business at Regular or Special Meeting. . . . . . . . . . . .  10
Section 5.     Quorum of Directors . . . . . . . . . . . . . . . . . . . . .  10
Section 6.     Act of Directors' Meeting . . . . . . . . . . . . . . . . . .  10
Section 7.     Action by Written Consent Without a Meeting . . . . . . . . .  10
Section 8.     Compensation of Directors . . . . . . . . . . . . . . . . . .  10

                                    ARTICLE V

                                   COMMITTEES. . . . . . . . . . . . . . . .  11

                                   ARTICLE VI
                                     NOTICES . . . . . . . . . . . . . . . .  12
Section 1.     Methods of Giving Notice. . . . . . . . . . . . . . . . . . .  12
Section 2.     Waiver of Notice. . . . . . . . . . . . . . . . . . . . . . .  13
Section 3.     Attendance as Waiver. . . . . . . . . . . . . . . . . . . . .  13

                                   ARTICLE VII
                       DIRECTORS' ACTION WITHOUT A MEETING
                         BY USE OF CONFERENCE TELEPHONE. . . . . . . . . . .  13

                                  ARTICLE VIII
                                    OFFICERS . . . . . . . . . . . . . . . .  14
Section 1.     Executive Officers. . . . . . . . . . . . . . . . . . . . . .  14
Section 2.     Election and Qualification. . . . . . . . . . . . . . . . . .  14
Section 3.     Division Officers . . . . . . . . . . . . . . . . . . . . . .  14
Section 4.     Other Officers and Agents . . . . . . . . . . . . . . . . . .  15
Section 5.     Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 6.     Term, Removal and Vacancies . . . . . . . . . . . . . . . . .  15
Section 7.     President . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 8.     Vice Presidents . . . . . . . . . . . . . . . . . . . . . . .  16
Section 9.     Secretary . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 10.    Assistant Secretaries . . . . . . . . . . . . . . . . . . . .  17
Section 11.    Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 12.    Assistant Treasurer . . . . . . . . . . . . . . . . . . . . .  17
Section 13.    Officers' Bond. . . . . . . . . . . . . . . . . . . . . . . .  17

                                   ARTICLE IX
                             CERTIFICATES FOR SHARES . . . . . . . . . . . .  18
Section 1.     Certificates Representing Shares. . . . . . . . . . . . . . .  18
Section 2.     Transfer of Shares. . . . . . . . . . . . . . . . . . . . . .  19
Section 3.     Lost, Stolen or Destroyed Certificate . . . . . . . . . . . .  19
Section 4.     Record Dates. . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 5.     Registered Stockholders . . . . . . . . . . . . . . . . . . .  21

                                    ARTICLE X
                               GENERAL PROVISIONS. . . . . . . . . . . . . .  21
Section 1.     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 2.     Reserves. . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 3.     Checks. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 4.     Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 5.     Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                   ARTICLE XI
                                 INDEMNIFICATION . . . . . . . . . . . . . .  22

                                   ARTICLE XII

                                   AMENDMENTS. . . . . . . . . . . . . . . .  23

                                     BYLAWS
                                       OF
                                   PRONET INC.


                                    ARTICLE I
                                     OFFICES

     Section 1. REGISTERED OFFICE. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. OTHER OFFICES. The corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                          MEETINGS OF THE STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other proper purpose shall be held in the City of Dallas, State of Texas, or at such other place within or without the State of Texas as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

     Section 2. ANNUAL MEETING. An annual meeting of the stockholders shall be held at 10:00 a.m. on the third Wednesday in May in each year, or as otherwise specifically provided by resolution of the Board of Directors, or unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the first full business day thereafter which is not a legal holiday. At such meeting the stockholders entitled to vote thereat shall elect by a plurality vote the successors to the directors whose terms shall expire that year, and may transact such other business as properly may be brought before the meeting.

     Section 3. SPECIAL MEETING. Special meetings of the stockholders may be called by the Chief Executive Officer, the President or the Board of Directors.

     Section 4. NOTICE OF ANNUAL OR SPECIAL MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section 5. BUSINESS AT SPECIAL MEETING. The business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice thereof.

     Section 6. QUORUM OF STOCKHOLDERS. Unless otherwise provided in the Certificate of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders, except as otherwise provided by any applicable statute. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. ACT OF STOCKHOLDERS' MEETING. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law or the Certificate of Incorporation.

     Section 8. VOTING OF SHARES. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate of Incorporation or by a resolution of the Board of Directors designating a series of preferred stock. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as may persons as there are directors to be elected and for whose election he has the right to vote.

     Section 9. PROXIES. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be voted or acted upon after three (3) years from its date unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Except with respect to the election of directors, and unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or by such stockholder's proxy, if there be such proxy.

     Section 10. VOTING LIST. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be maintained, for a period of ten (10) days prior to such meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any such meeting of stockholders.

     Section 11. ORDER OF BUSINESS. The order of business of each meeting of the stockholders of the corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as necessary or desirable for the conduct of the meeting, including, without limitations, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meetings after the time prescribed for commencement thereof and opening and closing of the voting polls.

     Section 12. NOTICE OF STOCKHOLDER BUSINESS. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation entitled to vote at such annual or special meeting who complies with the notice procedures set forth in this Section 12. For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting; (b) the name and address, as they appear on the corporation's books, of such stockholder; (c) the class and number of shares of the corporation which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 12. The chairman of an annual or special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder seeking to have a proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).

     Section 13. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents thereto setting forth such action shall be signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation at such places required by this Section.

     Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.

     Section 14. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders
(a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these Bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. POWERS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders. The Board of Directors may choose from among their number a Chairman of the Board with such duties as may be determined by the Board.

     Section 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as usually pertain to such office or as may be prescribed by the Board of Directors.

     Section 3. NUMBER OF DIRECTORS. The number of directors of the corporation constituting the Board of Directors shall be determined from time to time in accordance with these Bylaws by resolution of the Board of Directors or of the stockholders.

     Section 4. ELECTION AND TERM. The directors shall be elected at the annual meeting of the stockholders, except as herein provided, and shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting which are entitled to vote on the election of directors. Each director of the corporation shall hold office until his successor is elected and qualified. Directors need not be residents of the State of Delaware or stockholders of the corporation.

     Section 5. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors. A director elected to fill a newly created directorship shall hold office until his successor is elected and qualified.

     Section 6. RESIGNATION AND REMOVAL. Any director may resign at any time upon given written notice to the corporation. At any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

     Section 1. FIRST MEETING. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

     Section 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Delaware as from time to time shall be prescribed by resolution of the Board of Directors.

     Section 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or the Secretary on the written request of two directors. Written notice of special meeting of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting.

     Section 4. BUSINESS AT REGULAR OR SPECIAL MEETING. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 5. QUORUM OF DIRECTORS. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. ACT OF DIRECTORS' MEETING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or the Certificate of Incorporation.

     Section 7. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee under the applicable provisions of the statutes, the Certificate of Incorporation or these Bylaws may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of the executive committee, as the case may be. Such consent shall have the same force and affect as a unanimous vote of the Board of Directors or of the executive committee, as the case may be.

     Section 8. COMPENSATION OF DIRECTORS. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid reasonable compensation for their services as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services in such capacities.

                                    ARTICLE V

                                   COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Certificate of Incorporation or in these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, approving a plan of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the stockholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in or removing members of the Board of Directors or any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable. Unless such resolution, the Certificate of Incorporation or these Bylaws so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the corporation. Vacancies in the membership of any such committee shall be filled by resolution adopted by the majority of the Board of Directors at a regular or special meeting of the Board. Any action required or permitted to be taken at a meeting of any such committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of such committee, such consent having the same force and effect as a unanimous vote at a meeting. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     Any executive committee designated by the Board of Directors shall consist of the President and such number (not less than two (2)) of other directors as the Board may from time to time determine by resolution adopted by the majority of the Board of Directors, one of the members of which committee shall be designated the chairman thereof by the Board of Directors. The executive committee may make rules for the conduct of its business, not inconsistent with this Article V, as it shall from time to time deem necessary and shall keep regular minutes of its proceedings and report the same to the Board when required. A majority of the members of the executive committee shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, the members present may adjourn the meeting until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the executive committee, except as otherwise specifically provided by statute, the Certificate of Incorporation or the Bylaws of the corporation. Any member of the executive committee may be removed by the Board of Directors by the affirmative vote of a majority of the Board, whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE VI

                                     NOTICES

     Section 1. METHODS OF GIVING NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, it shall be given in writing and delivered personally or mailed to such stockholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time the same shall be deposited in the United


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States mail with sufficient postage thereon prepaid.  Notice to directors may also be given by telegram, telex, telecopy or similar means of visual data transmission, and notice given by any of such means shall be deemed to be delivered when transmitted for delivery to the recipient.

     Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any stockholder or director under the provisions of any statute, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 3. ATTENDANCE AS WAIVER. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE VII

                       DIRECTORS' ACTION WITHOUT A MEETING
                         BY USE OF CONFERENCE TELEPHONE

     Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


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

                                  ARTICLE VIII

                                    OFFICERS

     Section 1. EXECUTIVE OFFICERS. The officers of the corporation shall consist of a President (who shall be the Chief Executive Officer unless the Chairman of the Board, if any, is so designated by the Board of Directors), one or more Vice Presidents (with such supplemental designation to indicate seniority or scope of duties as the Board of Directors may determine from time to time), a Secretary, a Chief Financial Officer, and a Treasurer, each of whom shall be elected by the Board of Directors as provided in Section 2 of this Article; provided that any of such offices except President, Secretary and Treasurer may be allowed to become vacant by failure of the Board of Directors to fill the office. Any two or more offices may be held by the same person.

     Section 2. ELECTION AND QUALIFICATION. The Board of Directors, at its first meeting held immediately after each annual meeting of stockholders, shall choose (subject to the provisions of Section 1 of this Article) a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and a Treasurer, none of whom except the President need be a member of the Board.

     Section 3. DIVISION OFFICERS. The Board of Directors may from time to time establish one or more divisions of the corporation and assign to such division responsibilities for such of the corporation's business, operations and affairs as the Board may designate. The Board of Directors may appoint or authorize an officer of the corporation to appoint in writing officers of a division. Unless elected or appointed an officer of the corporation by the Board of Directors or pursuant to authority granted by the Board, an officer of a division shall not as such be an officer of the corporation, except that he shall be an officer of the corporation for the purposes of executing and delivering documents on behalf of the corporation or for other


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

specific purposes, if and to the extent that he may be authorized to do so by the Board of Directors. Unless otherwise provided in the writing appointing an officer of a division, such officer shall hold office until his successor is appointed and qualified. Any officer of a division may be removed with or without cause by the Board of Directors or by the officer, if any, of the corporation then authorized by the Board of Directors to appoint such officer of a division. The Board of Directors may prescribe or authorize an officer of the corporation or an officer of a division to prescribe in writing the duties and powers and authority of officers of divisions and may authorize an officer of the corporation or an officer of a division to determine the compensation for officers of divisions.

     Section 4. OTHER OFFICERS AND AGENTS. The Board of Directors may elect or appoint such other officers, assistant officers and agents as the Board may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 5. SALARIES. Subject to the provisions of Section 3 of this Article, the compensation of all officers and agents of the corporation shall be determined by the Board of Directors.

     Section 6. TERM, REMOVAL AND VACANCIES. Each officer of the corporation shall hold office until his successor is chosen and qualified. Any officer may resign at any time upon giving written notice to the corporation. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal


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

or otherwise shall be filled (subject to the provisions of Sections 1 and 3 of this Article) by the Board of Directors.

     Section 7. PRESIDENT. The President shall be the Chief Executive Officer (unless the Chairman of the Board, if any, is so designated by the Board of Directors) and shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and duties as usually pertain to such office or as may be prescribed by as Board of Directors.

     Section 8. VICE PRESIDENTS. Unless otherwise determined by the Board of Directors, the Vice Presidents, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the corporation and of the Board of Directors in books to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.


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

     Section 10. ASSISTANT SECRETARIES. Unless otherwise determined by the Board of Directors, the Assistant Secretaries, in the order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the Secretary in the absence or disability of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 12. ASSISTANT TREASURER. Unless otherwise determined by the Board of Directors, the Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 13. OFFICERS' BOND. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all


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

books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE IX

                             CERTIFICATES FOR SHARES

     Section 1. CERTIFICATES REPRESENTING SHARES. The corporation shall deliver certificates representing all shares to which stockholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the President or Vice President, Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of all of the powers, designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and the qualifications, limitations or restrictions of such preferences and/or rights and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Delaware, the name of the person to whom issued, the number and the class and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration therefor has been fully paid.

     Section 2. TRANSFER OF SHARES. Subject to the provisions of Section 5 of this Article IX, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     Section 3. LOST, STOLEN OR DESTROYED CERTIFICATE. The Board of Directors, the President, or any officer or officers authorized by the Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, the President, or such officer or officers, in their discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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

     Section 4. RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any age, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adapted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 1. DIVIDENDS. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of In-corporation and these Bylaws.

     Section 2. RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

     Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

     Section 4. FISCAL YEAR. The fiscal year of the corporation shall begin on January 1 and end on December 31 of each year.

     Section 5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE XI

                                 INDEMNIFICATION

     The corporation shall indemnify each person required to be indemnified by it pursuant to the Certificate of Incorporation to the extent and in the manner provided by (1) the Certificate of Incorporation, (2) any particular indemnification or similar agreement between the corporation and such person, and (3) any other arrangement approved by the Board of Directors or stockholders. To the extent permitted by applicable law, the corporation shall also indemnity such other persons designated by the Board of Directors to the extent and in the manner provided by (1) any particular indemnification or similar agreement between the corporation and any one or more of such persons and (2) any other arrangement approved by the Board of Directors or stockholders.


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

     In addition to or as an alternative to such indemnity, the corporation may make arrangements (including, without limitation, the purchase and maintenance of insurance) on behalf of any person required to be indemnified by it pursuant to the Certificate of Incorporation (or any person designated by the Board of Directors or stockholders) to compensate such person in respect of any liability or potential liability (and expenses in respect thereof) to the extent and in the manner provided by (1) the Certificate of Incorporation, (2) any particular indemnification or similar agreement between the corporation and such person, and (3) any other arrangement approved by the Board of Directors or stockholders.

                                   ARTICLE XII

                                   AMENDMENTS

     These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to repeal or change at any regular or special meeting of stockholders at which a quorum is present or represented by the affirmative vote of not less than a majority of the shares entitled to vote at such meeting, voting together as a single class, and present or represented thereat, provided notice of the proposed repeal or change is contained in the notice of such meeting of stockholders.


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